23.1     CONSENT OF CROWE CHIZEK AND COMPANY LLC

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement on Form S-8 of First Place Financial Corp. of our report dated July 23, 2003 appearing in the Annual Report on Form 10-K of First Place Financial Corp. for the year ended June 30, 2003.




                                             /s/ Crowe Chizek and Company LLC


Cleveland, Ohio
July 9, 2004